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                                                                      EXHIBIT 21

                               CABOT CORPORATION

                            Significant Subsidiaries

                            As of September 30, 1995

                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
Cabot Carbon Limited                                             England
Cabot G.B. Limited                                               England
Cabot B.V.                                                       Netherlands
Cabot International Capital Corporation                          Delaware
Cabot Safety Corporation                                         Delaware